Exhibit 10.31

CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE DISTRIBUTION AGREEMENT

Agreement dated January, 1st 2002 between Bruker BioSpin GmbH, having its principal place of business at Rheinstetten, Germany (the “Manufacturer”) and Bruker Optics Inc., a Delaware corporation, having its principal place of business at Billerica, Massachusetts (the “Distributor”).

WHEREAS, Manufacturer is engaged in the business of manufacturing analytical instrumentation for Quality Control based on the principle of TD (time domain)-NMR the Product (as hereinafter defined);

WHEREAS, Distributor is engaged in the business of selling and marketing goods manufactured.  by others in the Territory (as hereinafter defined); and

WHEREAS, Distributor is desirous of being appointed an exclusive distributor of the Product in the Territory.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Manufacturer and Distributor hereby agree as follows:

1.             DEFINITIONS

                1.1           Product.  The term “Product” shall mean Manufacturer’s product known as the TD-NMR Analyzer “the-minispec.”

                1.2           Territory.  The term “Territory” shall mean the all countries of the world.

2.             EXCLUSIVE DISTRIBUTORSHIP

Manufacturer hereby grants to Distributor the exclusive right to sell the Product during the Term (as hereinafter defined) to customers within the Territory for delivery in the Territory, all in accordance with the terms and conditions set forth herein.

3.             ORDERS AND PERFORMANCE

Distributor shall place orders for the Product with Manufacturer setting forth the quantity of the Product ordered and the desired delivery date.  Manufacturer, after its acknowledgment and acceptance of the order, shall sell the Product to Distributor for resale in the Territory.  No order shall be binding unless acknowledged and accepted in writing by Manufacturer.  Manufacturer shall confirm its acceptance or rejection of an order within fifteen (15) days after its actual receipt of such order.  The terms and conditions of sale shall be those set forth in this Agreement and Exhibit A, and any terms set forth in Distributor’s order shall be of no force or effect.  The Product sold to Distributor by Manufacturer shall be shipped F.O.B. Manufacturer’s plant to the destination of the Distributor.  Distributor shall pay all freight insurance, duty and customs, and any other charge associated with shipment or import of the Product.

CONFIDENTIAL TREATMENT REQUESTED

4.             PRICE AND PAYMENT

                4.1           Prices.  The prices for the Product shall be as established by Manufacturer from time to time.  Prices shall be subject to change by Manufacturer from time to time by thirty (30) days’ prior written notice to Distributor; provided, however, that no such price change shall affect orders accepted by Manufacturer prior to notifying Distributor of such price change.  All prices are exclusive of all import duties and governmental excise, sales, use, occupational or similar taxes.

                4.2   Terms of Payment.  Payment shall be made by Distributor separately for each order accepted by Manufacturer by cash remittance to be made by Distributor to Manufacturer payable no later than thirty (30) days after delivery to the F.O.B. point.

5.             MARKETING AND ADVERTISING

                5.1           Distributor’s Undertaking.  Distributor shall exert its best efforts to promote the sale of the Product in the Territory and to develop a market demand for the same in the Territory.

                5.2           Right to Appoint Sub Dealers.  Distributor shall have the right, at its own discretion, to appoint a sub-dealer or sub-dealers to exploit the Product in the Territory in accordance with the grant of the distributorship pursuant to Section 2 above; provided that any sub-dealer shall only sell the Product to end-user customers and not to any third party for the purpose of resale by such third party.

                5.3           Sales Materials.  Manufacturer will provide Distributor, at no cost to Distributor, such sales materials with respect to the Product as Manufacturer generally makes available to its distributors, including technical specifications, prices, drawings, advertisements and samples, and Distributor may reproduce such materials as reasonably required, provided that all copyright, trademark and other property markings are reproduced.  All such materials remain the property of Manufacturer and, except as they are distributed by Distributor in the course of its performance of its duties under this Agreement, must be promptly returned to Manufacturer upon the expiration or termination of this Agreement.

                5.4   Trade Fairs and Exhibitions.  Distributor will participate in trade fairs and exhibitions to market the Product in the Territory.

6.             CONFIDENTIALITY

Distributor shall hold in strict confidence and shall not disclose to others or use, either before or after termination or expiration of this Agreement, any technical or business information, manufacturing technique, process, experimental work, trade secret or other confidential matter relating to the Product, except to the extent disclosure is reasonably required in connection with Distributor’s proper marketing activities in the Territory.  Distributor shall, upon request (and upon termination or expiration of this Agreement without request), deliver to Manufacturer any and all drawings, notes, documents and materials received from Manufacturer.

CONFIDENTIAL TREATMENT REQUESTED

Distributor shall not, directly or indirectly, attempt to reverse engineer, reverse assemble or otherwise try to discover the formulation of the Product.

7.             WARRANTY

Manufacturer grants to Distributor the warranty with respect to the Product set forth in paragraph 4 of Exhibit A.  Distributor shall have the right to resell the Product with such warranty.  Manufacturer will be responsible for satisfying such warranty so long as the same has not been amended or extended by Distributor.  Manufacturer will not assume any other responsibility for the Product after the Product has been received by Distributor.

8.             LIMITATION OF LIABILITY

Except as provided in paragraph 5 of Exhibit A, the liability of Manufacturer for any claim arising out of or in connection with this Agreement shall not exceed the amount paid to Manufacturer by Distributor with respect to the sale of the specific Product cited in such claim.  In no event shall Manufacturer have any liability for incidental, indirect, consequential, special or punitive damages.

9.             RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall be construed to constitute Distributor as a partner, employee or agent of Manufacturer, nor shall Distributor hold itself out as such.  Distributor has no right or authority to incur, assume or create, in writing or otherwise, any warranty, liability or other obligation of any kind, express or implied, in the name of or on behalf of Manufacturer, it being intended by both Distributor and Manufacturer that each shall remain an independent contractor responsible for its own actions.

10.           ASSIGNMENT

Distributor shall not assign, transfer or otherwise dispose of this Agreement in whole or in part without the prior written consent of Manufacturer.

11.           TERM OF AGREEMENT

This Agreement shall remain in effect for a period of five (5) years after the date hereof (the “Term”), provided that this Agreement is not earlier terminated under Section 12 hereof.  At expiration of 5  years the contract extends one year at a time.

Upon any expiration or termination of this Agreement, Sections 4.2, 6 and 8, and Paragraph 4 of Exhibit A shall remain in full force and effect.

CONFIDENTIAL TREATMENT REQUESTED

12.           TERMINATION.

12.1         Events of Termination.

(i)            Either party may gives the other party written notice of its intension that this agreement shall not continue in force and effect for the next year.  Any such notice shall be given at least 12 months prior to the expiration of the term in effect.

(ii)           Bankruptcy, etc.  Immediately upon written notice to the other party in the event that proceedings in bankruptcy or insolvency are instituted by or against the other party, or a receiver is appointed, or if any substantial part of the assets of the other party is the object of attachment, sequestration or other type of comparable proceeding, and such proceeding is not vacated or terminated within thirty (30) days after its commencement or institution; or

(iii)          Default.  If one party commits a material breach of any of the terms or provisions of this Agreement and does not cure such breach within thirty (30) days after receipt of written notice given by the other party.

                12.2         Rights Upon Termination.  Upon termination of this Agreement, by expiration of the Term or otherwise, all further rights and obligations of the parties shall cease except as set forth in Section 11 and except that the parties shall not be relieved of (i) Distributor’s obligations to pay any moneys due or which become due as of or subsequent to the date of termination, and (ii) Manufacturer’s obligation to fulfill any order accepted by Manufacturer prior to the effective date of termination or expiration of the Term.  No consideration or indemnity shall be payable to Distributor either for loss of profit, goodwill, creation of clientele or other like or unlike items, nor for advertising costs, costs of samples or supplies, termination of employees, employees’ salaries and other like or unlike items.

13.           MISCELLANEOUS.

13.1         Force Majeure.  If the performance of any obligation under this Agreement is prevented, restricted or interfered with by reason of war, revolution, civil commotion, acts of public enemies, blockade, embargo, strikes, any law, order, proclamation, regulation, ordinance, demand, or requirement having a legal effect of any government or any judicial authority or representative of any such government, or any other act whatsoever, whether similar or dissimilar to those referred to in this Section 13.1, which is beyond the reasonable control of the party affected, then the party so affected shall, upon giving prior written notice to the other party, be excused from such performance to the extent of such prevention, restriction, or interference, provided that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed.

13.2         Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes all previous negotiations, agreements and

CONFIDENTIAL TREATMENT REQUESTED

commitments with respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

13.3         Applicable Law.  Any claim or controversy relating in any way to this Agreement shall be governed and interpreted exclusively in accordance with the laws of The Commonwealth of Massachusetts.

13.4         Partial Illegality.  If any provision of this Agreement or the application thereof to any party or circumstances shall be declared void, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law.  In such event, the parties shall use their best efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by the applicable law, achieves the purposes intended under the invalid or unenforceable provision.  Any deviation by either party from the terms and provisions of this Agreement in order to comply with applicable laws, rules or regulations shall not be considered a breach of this Agreement.

13.5         Waiver of Compliance.  Any failure by any party hereto to enforce at any time any term or condition under this Agreement shall not be considered a waiver of that party’s right thereafter to enforce each and every term and condition of this Agreement.

13.6         Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective parties at the following addresses, or to such other addresses as may be designated by the parties in writing from time to time in accordance with this Section 13.6, by certified air mail, postage prepaid, or by express courier service, service fee prepaid.

TO MANUFACTURER:	Bruker BioSpin GmbH
Silberstreifen
76287 Rheinstetten
Attention: Managing Director

TO DISTRIBUTOR:	Bruker Optics Inc.
19 Fortune Drive
Billerica, MA 01821
Attention: President

All notices shall be deemed received (i) if given by hand, immediately, (ii) if given by air mail, three (3) business days after posting, or (iii) if given by express courier service, the next business day in the jurisdiction of the recipient.

13.7         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date hereof

BRUKER OPTICS INC.		BRUKER BIOSPIN GmbH

By:	/s/ Dirk D. Laukien	By:	/s/ Dieter Schmalbein
	Name: Dr. Dirk Laukien		Name: Dr. Dieter Schmalbein
	Title: President		Title: Managing Director

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

TERMS AND CONDITIONS

1.             ACCEPTANCE OF ORDERS

Orders shall not be binding upon Manufacturer until accepted in writing by an authorized representative of Manufacturer.

2.             DELIVERY

Shipping dates are approximate and deliveries are subject to unavoidable delays.  Manufacturer shall have the right to deliver all Product at one time or in installments from time to time within the time of delivery herein provided.

3.             ACCEPTANCE OF GOODS

The Product shall be inspected upon tender to Distributor.  Failure to inspect within ten (10) days after tender shall constitute a waiver of Distributor’s rights of inspection and shall be equivalent to acceptance of the Product.  Distributor will pay all costs of inspection.

4.             WARRANTY

Manufacturer warrants that the Product shall be free from defects in material and workmanship under normal use and service for ninety (90) days from date of shipment.

Written notice and an explanation of the circumstances of any claim that the Product has proved defective in material or workmanship shall be given promptly by Distributor to Manufacturer.  DISTRIBUTOR’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF ANY DEFECT IS EXPRESSLY LIMITED TO THE CORRECTION OF SUCH DEFECT OR REPLACEMENT OF THE DEFECTIVE PRODUCT BY MANUFACTURER AT ITS ELECTION AND SOLE EXPENSE, EXCEPT THAT THERE SHALL BE NO OBLIGATION TO REPLACE OR REPAIR ITEMS WHICH BY THEIR NATURE ARE EXPENDABLE.  If Manufacturer is unable to replace or repair the defective Product, Manufacturer shall refund to Distributor that portion of the purchase price allocable to such Product.

No representation or other affirmation of fact not set forth herein, including, but not limited to, statements regarding capacity, suitability for use, or performance of the Product, shall be or be deemed to be a warranty or representation by Manufacturer for any purpose, nor give rise to any liability or obligation of Manufacturer whatever.

EXCEPT AS SPECIFICALLY PROVIDED IN THIS DOCUMENT, THERE ARE NO OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURCHASE.

CONFIDENTIAL TREATMENT REQUESTED

5.             DEFENSE OF INFRINGEMENT CLAIMS

If notified promptly in writing of any action (and all prior claims relating to such action) brought against Distributor based on a claim that Distributor’s use of the Product infringes a patent or other intellectual property right, and if given access by Distributor to any information Distributor has regarding such alleged infringement, Manufacturer will defend Distributor in such action at its expense and will pay any costs or damages finally awarded against Distributor in any such action, provided the Manufacturer shall have had sole control of the defense of any such action and all negotiations for its settlement or compromise.  In the event that a final injunction shall be obtained against Distributor’s use of the Product by reason of infringement of a patent or other intellectual property right or if in Manufacturer’s opinion the Product is likely to become the subject of a claim of infringement of a patent or other intellectual property right, Manufacturer will, at its option and at its expense, either procure for Distributor the right to continue using the Product, replace or modify the same so it becomes non infringing or grant Distributor a credit for such Product as depreciated and accept its return.  The depreciation shall be an equal amount per year over the five (5) year lifetime of the Product.  Manufacturer shall not have any liability to Distributor under any provision of this clause if any infringement, or claim thereof, is based upon:  (i) the use of the Product in combination with other products or devices which are not made by Manufacturer, (ii) the use of the Product in practicing any process, (iii) the furnishing to Distributor of any information, data, service or applications assistance, or (iv) the use of the Product with modifications made by Distributor.  No costs or expenses shall be incurred for the account of Manufacturer without the written consent of Manufacturer.  THE FOREGOING STATES THE ENTIRE LIABILITY OF MANUFACTURER WITH RESPECT TO INFRINGEMENT OF PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE PRODUCT OR BY ITS USE.

6.             TRANSFER PRICES MANUFACTURER TO DISTRIBUTOR

The Manufacturer delivers the Products based on an OEM price list.  The OEM price list is reviewed once per year in the beginning of an New Year.  On an average the transfer prices should not exceed [ * ] % of the sales price to the customer in the Territory.

[ * ]         Indicates information has been omitted and separately filed with the Securities and Exchange Commission pursuant to an application for an order declaring confidential treatment thereof.

2

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT

Amendment dated April 17, 2006 between Broker BioSpin GmbH, having its principal place of business in Rheinstetten, Germany (the “Manufacturer”) and Bruker Optics Inc., a Delaware corporation having its principal place of business in Billerica, Massachusetts (the “Distributor”)

WITNESSETH:

WHEREAS, the Manufacturer and the Distributor are parties to a certain Exclusive Distribution Agreement dated January 1, 2002 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement in certain respects;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Manufacturer and the Distributor hereby amend the Agreement by deleting the first paragraph of text of Section 11 of the Agreement and substituting therefor the following:

This Agreement shall remain in effect for a period of nine (9) years after the date hereof (the “Term”), provided that this Agreement is not earlier terminated under Section 12 hereof.  Upon the expiration of such nine (9) year period, this Agreement shall automatically extend for a series of successive one (1) year terms unless terminated by either party by notice to the other party at least ninety (90) days prior to any renewal date.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in duplicate originals as of the date first written above.

BRUKER BIOSPIN GMBH		BRUKER OPTICS INC.

By:	/s/ Dieter Schmalbein	By:	/s/ Dirk D. Laukien

Title: Managing Director		Title: President